UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2010

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5008 Airport Road, Roanoke, Virginia		24012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (540) 362-4911

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2010, Advance Auto Parts, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, the Subsidiary Guarantors signatory thereto (the “Subsidiary Guarantors”), Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters listed in Schedule 1 thereto, and BB&T Capital Markets, a division of Scott and Stringfellow, LLC, as qualified independent underwriter pursuant to which the Company agreed to sell $300,000,000 aggregate principal amount of 5.750% Notes due May 1, 2020 (the “Notes”) to the Underwriters at a public offering price of 99.587% of the principal amount per note. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties.

The estimated net proceeds from the offering of the Notes is approximately $294.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company will use the net proceeds from this offering to repay indebtedness outstanding under the Company’s $750 million unsecured five-year revolving credit facility and $200 million unsecured four-year term loan (in each case, the Company’s wholly-owned subsidiary, Advance Stores Company, Incorporated, is the borrower). As of March 27, 2010, the amount of indebtedness outstanding under the Company’s revolving credit facility and term loan was approximately $275 million. Amounts repaid under the Company’s revolving credit facility may be reborrowed from time to time for operational purposes, working capital needs, growth capital expenditures and other general corporate purposes. The Company intends to use the remaining net proceeds for general corporate purposes. Certain affiliates of the underwriters are lenders under the revolving credit facility and term loan.

The terms of the Notes are governed by an Indenture, dated as of April 29, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association as Trustee (the “Trustee”), as supplemented and modified by the First Supplemental Indenture, dated as of April 29, 2010, (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 5.750% per year payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2010. The Company may redeem some or all of the Notes at any time or from time to time, at the redemption price described in the Indenture. In addition, in the event of a Change of Control Triggering Event (as defined in the Indenture), the Company will be required to offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. The Notes initially will be fully and unconditionally guaranteed, jointly and severally, on an unsubordinated and unsecured basis by each of the Subsidiary Guarantors. The Company will be permitted to release guarantees without the consent of holders of the Notes under the circumstances described in the Indenture.

The Indenture contains customary provisions for events of default including for (i) failure to pay principal or interest when due and payable, (ii) failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, (iii) a default under any debt for money borrowed by the Company or any of its subsidiaries that results in acceleration of the maturity of such debt, or failure to pay any such debt within any applicable grace period after final stated maturity, in an aggregate amount greater than $25.0 million without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by the Company of notice of the default by the trustee or holders of not less than 25% in aggregate principal amount of the notes then outstanding, and (iv) events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated. The Indenture also contains covenants limiting the ability of the Company and its subsidiaries to incur debt secured by liens and to enter into sale and lease back transactions.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 declared effective by the Securities and Exchange Commission (the “SEC”) on April 26, 2010 (File No. 333-166291, the “Registration Statement”).

The foregoing description of the Underwriting Agreement, Base Indenture, First Supplemental Indenture and Notes are qualified in their entirety by the Underwriting Agreement, Base Indenture, First Supplemental Indenture and form of Note, respectively, which are incorporated herein by reference and are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.

The agreements included as exhibits to this Form 8-K (including the exhibits to such agreements), which are being filed to provide investors with information regarding their terms, contain various representations, warranties and covenants of, among others, the Company. They are not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The representations, warranties and covenants were made for purposes of each of the agreements, solely for the benefit of the parties thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to the Company’s issuance of the Notes is incorporated by reference herein.

Item 8.01.	Other Events.

A copy of the Company’s press release announcing the pricing of the offering of the Notes is attached to this report as Exhibit 99.1 and is incorporated herein by reference. A copy of the Company’s press release announcing the closing of the offering of the Notes is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following index relate to an offering under the Registration Statement and each is filed herewith for incorporation by reference in such Registration Statement.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 26, 2010, by and among Advance Auto Parts, Inc., the Subsidiary Guarantors signatory thereto, Banc of America Securities LLC and J.P. Morgan Securities Inc. as Representatives of the several Underwriters listed in Schedule 1 thereto, and BB&T Capital Markets, a division of Scott and Stringfellow, LLC, as qualified independent underwriter.

4.1	Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.750% Note due 2020.

5.1	Opinion of Bingham McCutchen LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 hereto).

25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.

99.1	Press Release, dated April 26, 2010, issued by Advance Auto Parts, Inc.

99.2	Press Release, dated April 29, 2010, issued by Advance Auto Parts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Date: April 29, 2010	By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 26, 2010, by and among Advance Auto Parts, Inc., the Subsidiary Guarantors signatory thereto, Banc of America Securities LLC and J.P. Morgan Securities Inc. as Representatives of the several Underwriters listed in Schedule 1 thereto, and BB&T Capital Markets, a division of Scott and Stringfellow, LLC, as qualified independent underwriter.

4.1	Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 5.750% Note due 2020.

5.1	Opinion of Bingham McCutchen LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 hereto).

25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.

99.1	Press Release, dated April 26, 2010, issued by Advance Auto Parts, Inc.

99.2	Press Release, dated April 29, 2010, issued by Advance Auto Parts, Inc.